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                                                                    EXHIBIT 99.1
[LOGO OF WHITTAKER]            NEWS RELEASE

               WHITTAKER CORPORATION
               1955 N. Surveyor Avenue, Simi Valley, California 93063
               805/526-5700

               Release:  December 21, 1998

               Contact:  John K. Otto
                         Chief Financial Officer
                         (805) 526-5700, ext. 662


    WHITTAKER CORPORATION TO CONTINUE PROGRAM TO MAXIMIZE STOCKHOLDER VALUE

     SIMI VALLEY, CA, DECEMBER 21, 1998 -- Whittaker Corporation (NYSE: WKR) today announced that it is continuing to explore all of its strategic options for maximizing stockholder value.

     Joseph F. Alibrandi, Chairman and Chief Executive Officer, said, "As we have previously stated, Whittaker has implemented a program to develop strategic options for maximizing stockholder value. In that connection, the Company has completed the divestiture of its noncore aerospace businesses, the refinancing of the Company's bank debt and the restructuring of our subordinated debt. Having successfully completed our restructuring program and achieved our record aerospace performance during 1998, the Company will continue to evaluate all of its strategic options, including any serious proposals we may receive. Our efforts will be guided, as always, by our goal to maximize stockholder value."

                                    *  *  *

     Statements made herein that are not based on historical fact are "forward looking statements" within the meaning of the Private Litigation Reform Act of 1995. Actual results could differ from these forward looking statements for many reasons, including the lack of an appropriate transaction, failure to retain customers or to attract new customers, development of competing products, delays in developing new products and markets, and the cyclical nature of the aerospace industry.

     Whittaker Corporation develops innovative fluid control and fire safety systems for aerospace and industrial applications. For additional information on Whittaker, contact the Internet Home Page at http://www.whittaker.com.

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